Exhibit 99.1

Contacts:
For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL REPORTS RESULTS FOR FISCAL YEAR 2009

Fourth Quarter FY 2009 Consolidated Earnings Per Diluted Share of $0.26

Company Reconfirms FY 2010 Goal of $1.13—$1.17 Earnings per Diluted Share

Jacksonville, Florida (May 6, 2009) – PSS World Medical, Inc. (NASDAQ GS:PSSI) announced today its results for the fiscal 2009 fourth quarter and year ended March 27, 2009.

	Fiscal Year 2009
Consolidated Results	Goals	Results
Net sales growth	8.5% - 9.5%	5.2%
EPS goal	$0.94 - $0.96	$0.96
EPS growth rate goal (1)	15% - 17%	17%
Operating margin	5.0% -5.2%	5.2%
Operating cash flow (in millions)	$73 - $77	$89.7

(1)

The earnings per diluted share growth goals and results are calculated based on fiscal year 2008 earnings of $0.82 per diluted share, which excludes a $0.04 per diluted share gain on the sale of a portion of a securities investment. The Company reported GAAP earnings per diluted share of $0.86 in fiscal year 2008. Fiscal years 2009 and 2008 each had 253 sales days.

David A. Smith, Chairman and Chief Executive Officer, commented, “We are fanatically focused on creating innovative and timely customer solutions, while taking care of each other and delivering exceptional results for our shareholders. We have stronger-than-expected momentum and traction in our strategic plan, producing impressive margins and operating cash flow, despite economic headwinds.

“The first year of our three-year strategic plan is successfully completed. For the second year of our plan, we have recalibrated and adjusted for economic conditions, increased investments in new solutions and programs, and identified greater opportunities for operational efficiencies. Our EPS goal, reconfirmed for fiscal year 2010, is $1.13—$1.17 per diluted share.”

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PSSI Reports Results For Fiscal Year 2009

May 6, 2009

Fiscal Year 2009 Highlights:

•	Consolidated net sales growth of 5.2%

•	Physician Business net sales growth of 3.7%

•	Elder Care Business net sales growth of 8.7%

•	Consolidated earnings per diluted share increased by 17.0%(1) to $0.96

•	Consolidated operating margin increased by 19 bps to 5.2%

•	Operating margin increased by 99 bps to 8.1% for Physician Business

•	Operating margin increased by 46 bps to 5.1% for Elder Care Business

•	Consolidated cash flow from operations of $89.7 million

•	Repurchased approximately 3.4 million shares for $52.8 million

Fiscal Year 2009 Fourth Quarter Highlights:

•	Consolidated same day sales growth of 1.5%

•	Physician Business same day sales decrease of 2.0%

•	Elder Care Business same day sales growth of 10.3%

•	Operating margin increased by 60 bps to 9.0% for Physician Business

•	Operating margin increased by 10 bps to 5.3% for Elder Care Business

•	Consolidated cash flow from operations of $44.3 million

•	Repurchased approximately 1.2 million shares for $17.0 million

The Company noted that its fourth quarter of fiscal year 2009 had four fewer sales days, for a total of 60 sales days, compared with the fourth quarter of fiscal year 2008, which had a total of 64 sales days. Fiscal years 2009 and 2008 each had 253 sales days.

Net sales for the year ended March 27, 2009, were $2.0 billion, an increase of 5.2%, compared with net sales of $1.9 billion for the year ended March 28, 2008. Net sales for the year ended March 27, 2009, for the Physician Business increased by 3.7%, while net sales for the Elder Care Business increased by 8.7%. Income from operations for the year ended March 27, 2009, was $101.1 million compared with income from operations for the year ended March 28, 2008, of $92.4 million. Net income for the year ended March 27, 2009, was $58.0 million, or $0.96 per diluted share, compared with net income for the year ended March 28, 2008, of $56.8 million, or $0.86 per diluted share.

Net sales for the three months ended March 27, 2009, were $469.7 million, a decrease of 4.9%, compared with net sales of $493.7 million for the three months ended March 28, 2008. Net sales for the three months ended March 27, 2009, for the Physician Business decreased by 8.1%, while net sales for the Elder Care Business increased by 3.4%. Income from operations for the three months ended March 27, 2009, was $26.8 million compared with income from operations for the three months ended March 28, 2008, of $29.3 million. Net income for the three months ended March 27, 2009, was $15.6 million, or $0.26 per diluted share, compared with net income for the three months ended March 28, 2008, of $19.4 million, or $0.31 per diluted share. Net income for the three months ended March 28, 2008, included a realized gain on sale of securities investment of $4.6 million ($2.8 million, net of tax, or approximately $0.04 per diluted share).

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “Traction and success in our business simplification and lean strategies resulted in historically low operational costs across our businesses this quarter, providing excellent momentum going into the new fiscal year.

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PSSI Reports Results For Fiscal Year 2009

May 6, 2009

“Our continued focus on working capital management allowed us to overachieve our cash flow goal for the year, in spite of a difficult credit environment and a slowdown in revenue growth. The Company is well-positioned, with a strong and efficient capital structure, to execute our business strategies. We look forward to sharing details of our plans for fiscal year 2010 at our annual Investor Day on May 19th.”

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2009 Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com.

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2009 conference call can be found on May 7, 2009, beginning at 8:30 a.m. Eastern time, in the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations,” or at www.opencompany.info.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; the weakening of national and global economic conditions, including our and our customers’ ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of the new presidential administration’s health care policies; proper functioning of our data processing systems; our ability to carry out our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel prices; risks involved in maintaining a large amount of inventory; we may not successfully execute our acquisition strategy; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers’ business; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission.PSS assumes no obligation to update the information in this release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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PSSI Reports Results For Fiscal Year 2009

May 6, 2009

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statement of Operations

(in millions, except per share and share data)

	Three Months Ended		Twelve Months Ended
	March 27, 2009	March 28, 2008	March 27, 2009	March 28, 2008
Net sales	$469.7	$493.7	$1,952.7	$1,855.8
Cost of goods sold	328.8	347.2	1,370.8	1,314.1

Gross profit	140.9	146.5	581.9	541.7
General and administrative expenses	82.7	83.7	352.3	324.0
Selling expenses	31.4	33.5	128.5	125.3

Income from operations	26.8	29.3	101.1	92.4

Other (expense) income:
Interest expense	(3.3)	(2.1)	(11.8)	(6.8)
Interest and investment income	0.3	—	2.3	0.7
Other income	0.7	5.4	2.6	7.3

	(2.3)	3.3	(6.9)	1.2

Income before provision for income taxes	24.5	32.6	94.2	93.6
Provision for income taxes	8.9	13.2	36.2	36.8

Net income	$15.6	$19.4	$58.0	$56.8

Earnings per share – basic	$0.26	$0.31	$0.97	$0.88

Earnings per share – diluted	$0.26	$0.31	$0.96	$0.86

Weighted average shares (in thousands):
Basic	59,307	62,213	59,937	64,703
Diluted	59,801	63,152	60,696	66,184

Sales days	60	64	253	253

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PSSI Reports Results For Fiscal Year 2009

May 6, 2009

PSS WORLD MEDICAL, INC.

Unaudited Consolidated Balance Sheets

(in millions except share data)

	March 27, 2009	March 28, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$82.0	$21.1
Investment in available for sale securities	10.6	—
Accounts receivable, net	230.4	237.2
Inventories	207.6	190.8
Deferred tax assets, net	8.1	10.5
Prepaid expenses and other	23.8	48.8

Total current assets	562.5	508.4

Property and equipment, net	100.1	90.7

Other Assets:
Goodwill	112.8	110.7
Intangibles, net	23.0	26.3
Investment in available for sale securities	—	11.3
Other	73.4	67.4

Total assets	$871.8	$814.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$127.3	$135.9
Accrued expenses	52.7	46.1
Revolving line of credit and current portion of long-term debt (1)	50.9	221.0
Other	8.0	11.9

Total current liabilities	238.9	414.9
Long-term debt, excluding current portion	231.8	0.7
Other noncurrent liabilities	54.6	64.2

Total liabilities	525.3	479.8

Shareholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 150,000,000 shares authorized, 59,316,697 and 61,847,679 shares issued and outstanding at March 27, 2009 and March 28, 2008, respectively	0.6	0.6
Additional paid-in capital	149.3	195.7
Retained earnings	194.9	136.7
Accumulated other comprehensive income	1.7	2.0

Total shareholders’ equity	346.5	335.0

Total liabilities and shareholders’ equity	$871.8	$814.8

(1)	During the first quarter of fiscal year 2009, the Company corrected the classification of the Company’s $150 million 2.25% senior convertible notes at March 28, 2008 from long-term to short-term debt.

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PSSI Reports Results For Fiscal Year 2009

May 6, 2009

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Year Ended
	March 27 2009	March 28 2008	March 27 2009	March 28 2008
Cash Flows From Operating Activities:
Net income	$15.6	$19.4	$58.0	$56.8
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5.1	4.7	19.8	18.7
Provision for deferred income taxes	9.8	8.0	9.9	6.6
Noncash compensation expense	1.7	0.8	6.7	3.9
Amortization of intangible assets	1.3	1.4	5.5	5.6
Provision for doubtful accounts	0.2	0.3	3.7	3.8
Provision (benefit) for deferred compensation	0.4	(1.2)	1.2	—
Amortization of debt issuance costs	0.4	0.3	1.8	1.4
(Gain) loss on sales of property and equipment	(0.1)	0.1	—	0.1
Gain on sale of available for sale securities	—	(4.6)	(0.4)	(4.6)
Changes in operating assets and liabilities, net of effects from business combinations:
Accounts receivable, net	2.3	(13.3)	3.9	(15.2)
Inventories	32.4	23.4	(16.4)	(14.5)
Prepaid expenses and other current assets	(4.2)	4.1	2.5	3.2
Other assets	(2.7)	(2.6)	(9.2)	(11.2)
Accounts payable	(27.8)	(25.5)	(9.2)	0.3
Accrued expenses & other liabilities	9.9	8.8	11.9	14.9

Net cash provided by operating activities	44.3	24.1	89.7	69.8

Cash Flows From Investing Activities:
Capital expenditures	(9.1)	(5.5)	(26.9)	(19.3)
Payments for business acquisitions, net of cash acquired	(0.8)	(0.1)	(3.7)	(15.2)
Payments for investment in available for sale securities	—	—	—	(24.1)
Proceeds from sale of available for sale securities	—	—	22.0	—
Proceeds from note receivable	—	—	—	2.7
Proceeds from sales of property and equipment	—	—	—	0.1
Other	—	—	(0.2)	(0.1)

Net cash used in investing activities	(9.9)	(5.6)	(8.8)	(55.9)

Cash Flows From Financing Activities:
Proceeds from issuance of convertible debt	—	—	230.0	—
Proceeds from issuance of warrants	—	—	25.4	—
Proceeds from exercise of stock options	0.2	0.5	6.2	2.7
Excess tax benefits from share-based compensation arrangements	—	0.1	1.7	1.4
Payment for extinguishment of convertible notes	(150.0)	—	(150.0)	—
Payment for purchase of hedge on convertible note	—	—	(54.1)	—
Purchase of common stock	(17.0)	(50.0)	(52.8)	(112.5)
Net proceeds (payments) on the revolving line of credit	—	37.5	(20.0)	70.0
Payment for debt issue costs	—	(0.2)	(5.1)	(0.2)
Payments under capital lease obligations	(0.3)	(0.3)	(1.3)	(0.9)

Net cash used in financing activities	(167.1)	(12.4)	(20.0)	(39.5)

Net (decrease) increase in cash and cash equivalents	(132.7)	6.1	60.9	(25.6)
Cash and cash equivalents, beginning of period	214.7	15.0	21.1	46.7

Cash and cash equivalents, end of period	$82.0	$21.1	$82.0	$21.1

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PSSI Reports Results For Fiscal Year 2009

May 6, 2009

PSS WORLD MEDICAL, INC.

Supplemental Information

Consolidated Average Daily Sales

(dollars in millions)

	Three Months Ended
	March 27, 2009			March 28, 2008
	Net Sales	Selling Days	Average Daily Net Sales	Net Sales	Selling Days	Average Daily Net Sales	Percent Change
Physician Business	$327.0	60	$5.4	$355.7	64	$5.5	(2.0)%
Elder Care Business	142.7	60	2.4	138.0	64	2.2	10.3%

Total Company	$469.7		$7.8	$493.7		$7.7	1.5%

Net Income Adjustment for the Sale of Securities

(in millions, except per share data)

	For the Year Ended March 28, 2008
	Net Income	Diluted EPS
Net income	$56.8	$0.86
Gain on sale of securities	(4.6)
Tax impact on sale of securities	1.8

Net income adjusted for the sale of securities	$54.0	$0.82

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